UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 29, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code    (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 29, 2016, Symantec Corporation (“Symantec”) completed the previously-announced sale of its Veritas information management business (the “Business”) to Veritas Holdings Ltd. (f/k/a Havasu Holdings Ltd.), an entity formed and controlled by an affiliate of The Carlyle Group and certain co-investors (the “Buyer”), pursuant to the terms of that certain Purchase Agreement dated as of August 11, 2015, by and between Symantec and the Buyer, as amended. Under the terms of the Purchase Agreement, the Buyer purchased the assets of Symantec’s information management business for $7.4 billion ($7.0 billion net of cash remaining in the Business). The net consideration consisted of $6.6 billion in cash, 40 million B common shares of Buyer with a nominal value of $400 million and the Buyer’s assumption of certain liabilities of the Business.

Attached as Exhibit 99.01 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of Symantec’s press release dated January 29, 2016, announcing the completion of the disposition.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

Unaudited pro forma financial information of Symantec to give effect to the disposition of its information management business is included in Exhibit 99.02 filed herewith and incorporated by reference into this Item 9.01.

(d)	Exhibits

Exhibit No.	Description
99.01	Press release, dated January 29, 2016
99.02	Pro forma financial information of Symantec Corporation (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: February 4, 2016	By:	/S/ THOMAS J. SEIFERT
Thomas J. Seifert
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.01	Press release, dated January 29, 2016
99.02	Pro forma financial information of Symantec Corporation (Unaudited)

4